Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-147450 Vulcan Materials Company on Form S-8 of our report dated June 30, 2008, appearing in this Annual Report on Form 11-K of The Arundel Corporation Profit Sharing and Savings Plan for the year ended
December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Birmingham, Alabama
June 30, 2008